Exhibit 5.1

STROOCK & STROOCK & LAVAN LLP
180 MAIDEN LANE
NEW YORK, N.Y. 10038

February 14, 2006

Interpool, Inc.
211 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Interpool, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (Registration Statement No. 333-127088), as amended (the “Registration Statement”), relating to the sale from time to time by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of warrants (the “Warrants”) to purchase an aggregate of 8,916,666 shares of the Company’s common stock, $.01 par value (the “Common Stock”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) in the manner set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Registration Statement also covers the issuance of the Warrant Shares by the Company upon exercise of the Warrants, provided that at the time of the issuance the holders of the Warrants are not the initial holders of the Warrants or holders who acquired the Warrants from the initial holders in a private transaction or series of private transactions.

As such counsel, we have examined copies of (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as in effect as of the date hereof, (ii) the Registration Statement and the exhibits thereto, (iii) the Warrant Agreement dated September 14, 2004, as amended, between the Company and U.S. Bank National Association, as warrant agent, relating the Warrants (the “Warrant Agreement”), and (iv) the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments, certificates of officers and representatives of the Company and others and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Delaware law).

Based upon and subject to the foregoing, we are of the opinion that (i) the Warrants covered by the Registration Statement that are to be offered and sold from time to time by the Selling Securityholders have been validly issued and are binding obligations of the Company and (ii) the Warrant Shares covered by the Registration Statement that are to be issued upon exercise of the Warrants have been duly authorized, and when issued upon such exercise in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP